UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A-2

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 1996


                           OMEGA HEALTH SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                                     0-19283
                            (Commission File Number)


                                   63-0858713
                      (I.R.S. Employer Identification No.)


   5100 Poplar Avenue, Suite 2100, Memphis, Tennessee               38137
        (Address of principal executive offices)                 (Zip Code)


        Registrant's telephone number, including area code: 901-683-7868


                                 Not applicable
              (Former name, former address and former fiscal year,
                          if changed since last report)

                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.  Acquisition or Disposition of Assets.

On September 10, 1996, Omega Health Systems of North Texas, Inc., a wholly-owned subsidiary of the Registrant, completed the acquisition of substantially all of the net assets of EyeCare and SurgeryCenter of North Texas, P.A. and ECSC
Retina, P.A., two Dallas, Texas, professional associations which practice ophthalmology in exchange for 771,429 shares of the Registrant's common stock. Omega Health Systems of North Texas, Inc. will manage the practices pursuant to long-term management agreements.

Also on September 10, 1996, Omega Surgical Associates of North Texas, Inc. (OSANTI), a wholly-owned subsidiary of the Registrant, and SurgEyeCare, Inc. entered into a partnership agreement to form SurgEyeCare General Partnership (the "Partnership"). Under the terms of the partnership agreement, OASNTI contributed $4,550,000 cash to the Partnership and SurgEyeCare, Inc. contributed assets with an agreed value of $6,100,000. After the initial capital contributions, the Partnership distributed $4,476,438 in cash to SurgEyeCare, Inc. After these transactions, OSANTI owns a 75% interest in the Partnership and SurgEyeCare, Inc. owns a 25% interest. Under the terms of the partnership agreement, OSANTI is designated as managing partner.

The Registrant financed the contribution to the Partnership, in part, with the proceeds of a $3,280,000 acquisition term loan from a commercial bank.

Item 2.  Financial Statements and Exhibits.

      (a)   Financial Statements of the Business Acquired

            EyeCare and SurgeryCenter of North Texas, P.A. and SurgEyeCare, Inc.
                  Independent Auditors' Report
                  Combined Balance Sheets, December 31, 1995 and 1994
                  Combined  Statements of Operations,  Years ended  December 31,
                        1995 and 1994
                  Combined  Statements  of  Stockholders'  Equity,  Years  ended
                        December 31, 1995 and 1994
                  Combined  Statements  of  Cash Flows, Years ended December 31,
                        1995 and 1994
                  Notes to  Combined  Financial  Statements, December 31, 1995 &
                        1994
                  Condensed  Combined  Statements of  Operations,  Eight  months ended August 31, 1996 and 1995 (unaudited)
                  Condensed  Combined  Statements  of Cash Flows,  Eight  months ended August 31, 1996 and 1995 (unaudited)
                  Notes to Condensed Combined  Financial Statements,  August 31,
                        1996 and 1995

            Pro Forma Financial Information
                  Pro Forma Combined Statements of Income, Years ended  December
                        31, 1995 (unaudited)
                  Pro Forma Combined Statements of  Income,  Nine  months  ended
                        September 30, 1996 (unaudited)
                  Notes to Pro Forma Financial Statements

      (b)   Exhibits

      2.1   Press Release dated September 11, 1996  *
      2.2 Asset Exchange Agreement dated as of August 31, 1996 by and between EyeCare and Surgery Center of North Texas, P.A. and Omega Health Systems of North Texas, Inc. *
      2.3 Asset Exchange Agreement dated as of August 31, 1996 by and between ECSC Retina, P.A. and Omega Health Systems of North Texas, Inc. *
      2.4   Management Agreement dated as of August 31, 1996 *
      2.5   Partnership Agreement of SurgEyeCare General Partnership
            *  Previously filed.
                                   (Continued)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               OMEGA HEALTH SYSTEMS, INC.


Date: November 25, 1996        By: /s/ Ronald L. Edmonds
                               -------------------------------------------------
                               Ronald L. Edmonds
                               Senior Vice President and Chief Financial Officer











































                                   (Continued)

                            EYECARE AND SURGERYCENTER
                              OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                          Combined Financial Statements

                           December 31, 1995 and 1994

                   (With Independent Auditors' Report Thereon)















































                                 (Continued)

                          Independent Auditors' Report
                          ----------------------------


The Boards of Directors
EyeCare and SurgeryCenter of North Texas, P.A. and SurgEyeCare, Inc.:


We have audited the accompanying combined balance sheets of EyeCare and SurgeryCenter of North Texas, P.A. and SurgEyeCare, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of EyeCare and SurgeryCenter of North Texas, P.A. and SurgEyeCare, Inc. as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP


Memphis, Tennessee
November 8, 1996












                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                             Combined Balance Sheets

                           December 31, 1995 and 1994

                                 Assets                               1995         1994
                                 ------                               ----         ----
Current assets:
     Accounts receivable, less allowances for contractual
        adjustments and uncollectible accounts of $612,000
        and $599,000 in 1995 and 1994, respectively (note 3)      $  612,581      901,332
     Prepaid expenses and other current assets                        56,460       55,842
                                                                  ----------   ----------
                  Total current assets                               669,041      957,174
Furniture, fixtures and equipment, net (note 4)                      223,919      263,953
Other assets                                                          75,013         --
Due from related party                                                29,471         --
                                                                  ----------   ----------
                                                                  $  997,444    1,221,127
                                                                  ==========   ==========
        Liabilities and Stockholders' Equity
        ------------------------------------
Current liabilities:
     Book overdraft in bank account                               $   21,134       23,942
     Accounts payable and accrued expenses                            72,011      212,754
     Accrued payroll, payroll taxes and benefits                     110,025      247,240
     Notes payable                                                   303,884      261,938
     Current portion of capital lease obligations  (note 6)           59,098       43,586
                                                                  ----------   ----------
                  Total current liabilities                          566,152      789,460
Capital lease obligations, less current portion (note 6)              94,459      112,908
Deferred income taxes (note 8)                                        56,750       59,942
                                                                  ----------   ----------
                  Total liabilities                                  717,361      962,310
                                                                  ----------   ----------
Stockholders' equity:
     Common stock, EyeCare and SurgeryCenter of
        North Texas, P.A., $.10 par value, 100,000
        shares authorized, 10,000 shares issued and outstanding        1,000        1,000
     Common stock, SurgEyeCare, Inc., $.10 par value, 100,000
        shares authorized, 25,000 shares issued and outstanding        2,500        2,500
     Retained earnings                                               276,583      255,317
                                                                  ----------   ----------
                  Total stockholders' equity                         280,083      258,817
                                                                  ----------   ----------
Commitments and contingencies (notes 6, 7 and 9)
                                                                  $  997,444    1,221,127
                                                                  ==========   ==========

See accompanying notes to combined financial statements.










                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                        Combined Statements of Operations

                     Years ended December 31, 1995 and 1994



                                                                 1995            1994
                                                                 ----            ----
Net patient service revenue (note 7)                         $ 5,340,884      5,048,737
Expenses:
     Compensation to owners                                    1,602,598      1,585,555
     Salaries, wages and benefits                              1,352,016      1,659,719
     Pharmaceuticals and supplies                                417,087        537,165
     General and administrative                                1,565,534      1,232,465
     Depreciation and amortization                               131,612        140,788
     Interest                                                     40,740         38,774
     Other, net                                                   92,254          6,809
                                                             -----------    -----------
                  Total expenses                               5,201,841      5,201,275
                                                             -----------    -----------
                  Income (loss) before income taxes              139,043       (152,538)
Income tax benefit (note 8)                                       (5,652)       (58,109)
                                                             -----------    -----------
                  Net income (loss)                          $   144,695        (94,429)
                                                             ===========    ===========

Pro forma (unaudited):
     Historical combined income (loss) before income taxes   $   139,043       (152,538)
     Pro forma income taxes on a combined basis                   52,781        (57,903)
                                                             -----------    -----------
                  Pro forma combined net income (loss)       $    86,262        (94,635)
                                                             ===========    ===========
Supplemental disclosure:
     Combined compensation to owners and net income or
        loss before income taxes                             $ 1,741,641      1,433,017
                                                             ===========    ===========


See accompanying notes to combined financial statements.
















                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                   Combined Statements of Stockholders' Equity

                     Years ended December 31, 1995 and 1994



                                        Common stock                            Total
                                  -------------------------    Retained     stockholders'
                                   EyeCare     SurgEyeCare     earnings        equity
                                   -------     -----------     --------        ------
Balances at January 1, 1994        $  1,000         2,500       693,167        696,667
Distributions to stockholders          --            --        (343,421)      (343,421)
Net loss                               --            --         (94,429)       (94,429)
                                   --------      --------      --------       --------
Balances at December 31, 1994         1,000         2,500       255,317        258,817
Distributions to stockholders          --            --        (123,429)      (123,429)
Net income                             --            --         144,695        144,695
                                   --------      --------      --------       --------
Balances at December 31, 1995      $  1,000         2,500       276,583        280,083
                                   ========      ========      ========       ========


See accompanying notes to combined financial statements.

































                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                        Combined Statements of Cash Flows

                     Years ended December 31, 1995 and 1994


                                                                 1995         1994
                                                              ---------    ---------
Cash flows from operating activities:
     Net income (loss)                                        $ 144,695      (94,429)
     Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
           Depreciation and amortization                        131,612      140,788
           Deferred income taxes                                 (3,192)    (113,740)
           Changes in operating assets and liabilities:
              Accounts receivable                               288,751      551,494
              Prepaid expenses and other current assets            (618)       5,835
              Due from related party                            (29,471)        --
              Accounts payable and accrued expenses            (140,743)     (12,909)
              Accrued payroll, payroll taxes and benefits      (137,215)      39,508
                                                              ---------    ---------
                  Net cash provided by operating activities     253,819      516,547
                                                              ---------    ---------
Cash flows from investing activities:
     Capital expenditures                                       (38,803)     (56,501)
     Purchase of investment                                     (75,013)        --
                                                              ---------    ---------
                  Net cash used in investing activities        (113,816)     (56,501)
                                                              ---------    ---------
Cash flows from financing activities:
     Book overdraft in bank account                              (2,808)      23,942
     Proceeds from notes payable                                259,631      349,280
     Principal payments on notes payable                       (217,685)    (493,339)
     Principal payments on capital lease obligations            (55,712)     (36,232)
     Distributions to stockholders                             (123,429)    (343,421)
                                                              ---------    ---------
                  Net cash used in financing activities        (140,003)    (499,770)
                                                              ---------    ---------
Net change in cash                                                 --        (39,724)
Cash at beginning of year                                          --         39,724
                                                              ---------    ---------
Cash at end of year                                           $    --           --
                                                              =========    =========
Supplemental disclosure:
     Interest paid                                            $  43,736       38,654
                                                              =========    =========

Noncash transactions:
     During the years ended December 31, 1995 and 1994, the Company entered into capital lease obligations to acquire equipment for $52,775 and $20,325, respectively.


See accompanying notes to combined financial statements.









                                  (Continued)

                EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                            AND SURGEYECARE, INC.

                    Notes to Combined Financial Statements

                          December 31, 1995 and 1994



(1)   Summary of Significant Accounting Policies
      ------------------------------------------

      (a)   Description of Business
            -----------------------

            EyeCare and SurgeryCenter of North Texas, P.A. ("EyeCare"), the ophthalmology practice of Wesley K. Herman, M.D. and Bradford Pazandak, M.D., is a medical practice specializing in ophthalmological services. Dr. Herman and Dr. Pazandak are also the sole shareholders of SurgEyeCare, Inc., ("SurgEyeCare") an affiliated ambulatory surgery center located adjacent to EyeCare. In combination, these two entities are collectively referred to herein as "the Company."

            On September 10, 1996, Omega Health Systems, Inc. ("Omega") acquired certain assets and assumed certain liabilities of EyeCare and acquired a 75% interest in SurgEyeCare. Simultaneously with the acquisitions, Omega has entered into long-term management agreements with EyeCare and SurgEyeCare.

            The accompanying combined financial statements have been prepared principally to accompany Omega's filing on Form 8-K with respect to the transaction described above. The combination of EyeCare and SurgEyeCare is believed to provide the most useful information with respect to the Form 8-K filing requirements.

      (b)   Statement of Operations
            -----------------------

            For purposes of presentation, transactions deemed by management to be ongoing, major or central to the provision of health care services are reported as revenue and expenses. Peripheral or incidental transactions are reported as gains and losses.

      (c)   Net Patient Service Revenue
            ---------------------------

            Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments, if any, under reimbursement agreements with third-party payors.





                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



            Retroactively calculated contractual adjustments arising under reimbursement agreements with third-party payors, if any, are accrued on an estimated basis in the period the related services are rendered and adjusted as final settlements are determined.

      (d)   Charity Care
            ------------

            The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, such amounts are not reported as revenue. Charity care provided by the Company in 1995 and 1994 was not significant.

      (e)   Furniture, Fixtures and Equipment
            ---------------------------------

            Owned furniture, fixtures and equipment are stated at cost. Furniture, fixtures and equipment under capital leases are stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease.

            Depreciation  for  owned   furniture,   fixtures  and  equipment  is
            calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                   Estimated useful lives
                                                   ----------------------
                  Automobile                             5 years
                  Equipment                              5 years
                  Leasehold improvements              5-10 years
                  Furniture and fixtures                 5 years

            Furniture, fixtures and equipment held under capital leases are amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset, which is generally three to five years.

                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



      (f)   Income Taxes
            ------------

            EyeCare, which is a taxable corporation, has adopted the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

            SurgEyeCare has elected for its earnings to be taxed directly to its stockholders under the S Corporation provisions of the Internal Revenue Code and similar provisions of Texas laws and regulations. Accordingly, the accompanying historical combined financial statements contain no provision for income taxes related to SurgEyeCare's earnings.

      (g)   Use of Estimates
            ----------------

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)   Fair Value of Financial Instruments
      -----------------------------------

      The carrying amounts of all asset and liability financial instruments approximate their estimated fair values in all material respects at December 31, 1995 and 1994. Fair value of a financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.


                                  (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



(3)   Business and Credit Concentrations
      ----------------------------------

      The Company grants credit to patients, substantially all of whom reside in the Company's service area of Dallas, Texas. The Company generally does not require collateral or other security in extending credit to patients; however, it routinely obtains assignment of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (e.g., Medicare, Medicaid, Blue Cross, preferred provider arrangements and commercial insurance policies).

      The mix of receivables from patients and third-party payors at December 31, 1995 and 1994 follows:

                                                             1995        1994
                                                             ----        ----
            Commercial insurance                               44%         34%
            Medicare                                           35          38
            Patient                                            10          11
            Medicaid                                            7           7
            Other third-party payors                            4          10
                                                             ----        ----
                                                              100%        100%

(4)   Furniture, Fixtures and Equipment
      ---------------------------------

      A summary of furniture, fixtures and equipment at December 31, 1995 and 1994 follows:

                                                             1995        1994
                                                             ----        ----
            Automobiles                               $     64,626      64,626
            Equipment                                    1,294,383   1,271,778
            Leasehold improvements                         490,865     479,681
            Furniture and fixtures                         126,483     117,481
            Equipment under capital leases                 260,711     207,936
                                                       -----------  ----------
                                                         2,237,068   2,141,502
            Less accumulated depreciation
               and amortization                         (2,013,149) (1,877,549)
                                                       -----------  ----------
                                                       $   223,919     263,953
                                                       ===========  ==========


                                   (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



(5)   Notes Payable
      -------------

      Notes payable consist of demand promissory notes with interest at prime plus 1% and are collateralized by all equipment of the Company.

(6)   Leases
      ------

      The Company is obligated under various capital leases for equipment. The gross amount of assets under capital lease included in furniture, fixtures and equipment at December 31, 1995 and 1994 was $260,711 and $207,936, with related accumulated depreciation of $135,102 and $81,446, respectively.

      The Company also is obligated under certain noncancelable operating leases. Total lease expense for all operating leases was approximately $557,000 and $568,000 for the years ended December 31, 1995 and 1994, respectively. The Company's most significant operating lease is for clinic and surgery center facilities owned by the Company's stockholders (also see note 11). Expense under this lease totaled approximately $210,000 and $156,000 in 1995 and 1994, respectively.

      Future minimum lease payments under noncancelable operating leases and the present value of minimum capital lease payments at December 31, 1995 follow:
                                                            Capital    Operating
                                                            leases      leases
                                                            ------      ------
            1996                                         $  71,535     452,084
            1997                                            62,838     412,501
            1998                                            28,687     214,584
            1999                                            11,762     214,584
            2000                                             2,358     168,096
                                                         ---------  ----------
                                                           177,180  $1,461,849
            Less amount representing interest                       ==========
               (at rates from 8.0% to 12.5%)                23,623
                                                         ---------
                                                           153,557
            Less current portion                            59,098
                                                         ---------
            Capital lease obligations, less current
               portion                                   $  94,459
                                                         =========

                                   (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



(7)   Net Patient Service Revenue
      ---------------------------

      The Company has agreements with governmental and other third-party payors that provide for reimbursement to the Company at amounts different from its established rates. Contractual adjustments under third-party reimbursement programs represent the difference between the Company's billings at established rates for services and amounts reimbursed by third-party payors. Third-party payor activity for the Company principally involves the Medicare and Medicaid programs. Services rendered to beneficiaries under these programs are generally paid at prospectively determined procedural rates.

      The Medicare fiscal intermediary has asserted claims against the Company for retroactive billing adjustments totaling approximately $300,000. The Company believes that most, if not all, of these claims will be resolved in favor of the Company; however, the ultimate resolution of this matter cannot presently be determined.

      The Company has historically not maintained records to segregate write-offs of uncollectible accounts from contractual and other adjustments, and therefore the separate provision for uncollectible accounts is not determinable.

(8)  Income Taxes
     ------------

     As described in note 1, EyeCare is a taxable corporation. Income tax expense (benefit), which relates solely to EyeCare, consists of the following for the years ended December 31, 1995 and 1994:

                1995                             Current    Deferred      Total
                ----                             -------    --------      -----

            U. S. Federal                      $(2,460)     (3,192)     (5,652)
            State and local                          -           -           -
                                               -------      ------      ------
                                               $(2,460)     (3,192)     (5,652)
                                               =======      ======      ======
                1994
                ----
            U. S. Federal                       55,631    (113,740)    (58,109)
            State and local                          -           -           -
                                               -------      ------      ------
                                               $55,631    (113,740)    (58,109)
                                               =======      ======      ======


                                   (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



      Income tax benefit for the year ended December 31, 1995 and 1994 differs from the amount computed by applying the U. S. Federal income tax rate of 34 percent to EyeCare's pretax losses as a result of the following:

                                                                      1995         1994
                                                                      ----         ----
        Computed "expected" tax benefit                           $(142,229)     (171,561)
        Adjustments related to graduated rate structure              79,481        95,872
        Provision in excess of that required                         52,885        13,827
        Meals, entertainment and other non-deductible items           4,211         3,753
                                                                  ---------     ---------
                                                                 $   (5,652)      (58,109)
                                                                  =========      ========

      Tax effects of EyeCare's temporary  differences that gave rise to deferred tax assets and  liabilities  at December  31, 1995 and 1994 are  presented below.
                                                                     1995         1994
                                                                     ----         ----
         Deferred tax assets:
            Plant and equipment, principally due to differences
                in depreciation                                     $10,441       10,206
         Deferred tax liabilities:
            Use of modified cash method for income tax purposes      67,191       70,148
                                                                     ------       ------
                        Net deferred tax liability                  $56,750       59,942
                                                                     ======       ======

      In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of temporary differences in making this assessment. Based upon projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not EyeCare will realize the benefits of these deductible differences.

      Included on the combined income statements is the pro forma historical combined income (loss) for the Company as well as pro forma income taxes on a combined basis. Amounts represent the income taxes had both acquired entities been taxable. Pro forma income taxes are computed utilizing the effective tax rate of Omega.

                                   (Continued)

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                     Notes to Combined Financial Statements



(9)   Employee Benefit Plan
      ---------------------

      The Company maintains a 401(k) profit sharing plan (the "Plan"), which covers substantially all employees. Employees who complete six months of service and attain age 21 may participate in the Plan. The Company makes matching contributions to the Plan which equal 25% of each employee's contribution, not to exceed 4% of employee's compensation. Eligible employees ratably vest in the Company's contributions over six years. The Company made matching contributions to the Plan during the years ended December 31, 1995 and 1994 totaling $14,068 and $17,938, respectively.

(10)  Professional and General Liability Insurance
      --------------------------------------------

      The Company maintains professional and general liability coverage under the provisions of certain claims-made policies. To the extent that any claims-made coverage is not renewed or replaced with equivalent insurance, claims based on occurrences during the term of such coverage, but reported subsequently, would be uninsured. Management believes, based on incidents identified through the Company's incident reporting system, that any such claims would not have a material effect on the Company's operations or financial position. In any event, management anticipates that the claims-made coverage currently in place will be renewed or replaced with equivalent insurance as the term of such coverage expires.

(11)  Related Party Transactions
      --------------------------

      The Company leases certain facilities and equipment from various entities owned or otherwise controlled by the Company's stockholders. Rentals paid to related parties were approximately $491,000 and $444,000 for the years ended December 31, 1995 and 1994, respectively. Management believes that these transactions reflect appropriate market rates and terms for similar transactions between unaffiliated parties.

                EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                            AND SURGEYECARE, INC.

                 Condensed Combined Statements of Operations

                 Eight months ended August 31, 1996 and 1995
                                 (unaudited)


                                                          1996            1995
                                                          ----            ----

Net patient service revenue                          $ 3,286,845       3,408,817

Expenses:
     Compensation to owners                              791,740         810,826
     Salaries, wages and benefits                        869,444         865,829
     Pharmaceuticals and supplies                        231,254         251,334
     General and administrative                        1,052,723         838,720
     Depreciation and amortization                        86,250          87,741
     Interest                                             24,097          31,345
     Other, net                                          (14,812)         92,272
                                                     -----------     -----------
                  Total expenses                       3,040,696       2,978,067
                                                     -----------     -----------
                  Income before income taxes             246,149         430,750
Income tax benefit                                          --             5,652
                                                     -----------     -----------
                  Net income                         $   246,149         436,402
                                                     ===========     ===========



















See accompanying notes to condensed combined financial statements.

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                   Condensed Combined Statements of Cash Flows

                     8 months ended August 31, 1996 and 1995
                                   (unaudited)

                                                                 1996          1995
                                                                 ----          ----
Cash flows from operating activities:
     Net income                                               $ 246,149      436,402
     Adjustments to reconcile net income to net
        cash provided by operating activities:
           Depreciation and amortization                         86,250       87,741
           Deferred income taxes                                   --         (3,192)
           Changes in operating assets and liabilities:
              Accounts receivable                               (21,900)     149,714
              Prepaid expenses and other current assets           1,467         (777)
              Due from related party                               --        (27,499)
              Accounts payable and accrued expenses               5,117      (87,062)
              Accrued payroll, payroll taxes and benefits        (1,433)    (137,098)
                                                              ---------    ---------
                  Net cash provided by operating activities     315,650      418,229
                                                              ---------    ---------
Cash flows from investing activities:
     Capital expenditures                                      (103,666)     (89,873)
     Purchase of investment                                        --        (75,000)
                                                              ---------    ---------
                  Net cash used in investing activities        (103,666)    (164,873)
                                                              ---------    ---------
Cash flows from financing activities:
     Book overdraft in bank account                             (21,134)     (23,942)
     Repayment of long-term debt                                 33,144       86,548
     Distributions to stockholders                              (96,000)          (8)
                                                              ---------    ---------
                  Net cash used in financing activities         (83,990)      62,598
                                                              ---------    ---------
Net change in cash                                              127,994      315,954
Cash at beginning of period                                        --           --
                                                              ---------    ---------

Cash at end of period                                         $ 127,994    $ 315,954
                                                              =========    =========
Supplemental disclosure:
     Interest paid                                            $  18,432       22,874
                                                              ---------    ---------


See accompanying notes to condensed combined financial statements.

                 EYECARE AND SURGERYCENTER OF NORTH TEXAS, P.A.
                              AND SURGEYECARE, INC.

                Notes to Condensed Combined Financial Statements
                                   (unaudited)



(1) The condensed combined financial statements include the accounts of EyeCare and SurgeryCenter of North Texas, P.A. ("EyeCare") and of SurgEyeCare, Inc., ("SurgEyeCare") an affiliated ambulatory surgery center located adjacent to EyeCare. The accompanying unaudited condensed combined financial statements have been prepared in accordance with the accounting policies in effect as of December 31, 1995 as set forth in the combined financial statements for the year ended December 31, 1995 included elsewhere herein. In the opinion of management, all adjustments necessary for a fair presentation of the combined financial statements have been included. The results of operations for the eight month periods ended August 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the full year.

(2) On September 10, 1996, Omega Health Systems, Inc. ("Omega") acquired certain assets and assumed certain liabilities of EyeCare and acquired a 75% interest in SurgEyeCare. Simultaneously with the acquisitions, Omega has entered into long-term management agreements with EyeCare and SurgEyeCare. Since the acquisition is reflected in the condensed consolidated balance sheet of Omega, as included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, no balance sheet is required.

OMEGA HEALTH SYSTEMS, INC.
Pro Forma Combined Statements of Income
Year ended December 31, 1995



                                          Omega          EyeCare       Garland           Pro Forma       Pro Forma
                                         Historical     Historical    Historical         Adjustments      Combined
                                        -----------    -----------    -----------        ------------   ------------
Center net revenues                     $19,752,926    $ 5,340,884    $ 3,291,674                       $ 28,385,484
Managed care revenues                    10,546,467                                                       10,546,467
Supply and equipment sales                1,845,744                                                        1,845,744
Management and other revenues               790,334                                                          790,334
                                        -----------    -----------    -----------        ------------   ------------
           Total revenues                32,935,471      5,340,884      3,291,674                   0     41,568,029

Center operating expenses                18,259,770      5,161,101      3,047,011 (1a)        267,984     25,596,029
                                                                                  (1b)        112,000
                                                                                  (2a)       (993,951)
                                                                                  (2b)       (257,886)
Eye care claims                           7,589,390                                                        7,589,390
Cost of sales                             1,487,879                                                        1,487,879
General and administrative expenses       4,835,891                                                        4,835,891
                                        -----------    -----------    -----------        ------------   ------------
           Earnings from operations         762,541        179,783        244,663             871,853      2,058,840
Interest expense                           (290,978)       (40,740)       (42,932)(3a)       (258,734)      (851,384)
                                                                                  (4)          40,000
                                                                                  (3b)       (258,000)
Other income (expense), net                   9,311                       (48,695)(4)          25,000        (14,384)
                                        -----------    -----------    -----------        ------------   ------------

           Earnings before income taxes     480,874        139,043        153,036             420,119      1,193,072

Income tax expense (benefit)                                (5,652)         7,386 (5a)          5,652              0
                                                                                  (5b)         (7,386)
                                        -----------    -----------    -----------        ------------   ------------
            Earnings before minority
             interest in partnership        480,874        144,695        145,650             421,853      1,193,072
Minority interest in earnings of
  partnership                                                                     (6)        (109,318)      (109,318)
                                         -----------    -----------    -----------        ------------   ------------
            Net earnings                 $   480,874    $   144,695    $   145,650        $    312,535   $  1,083,754
                                         ===========    ===========    ===========        ============   ============
Net earnings per common share            $      0.10                                                     $       0.20
                                         ===========                                                     ============
Weighted average shares outstanding        4,694,352                                                        5,465,781
                                         ===========                                                     ============

See accompanying notes to pro forma condensed combined financial statements.

OMEGA HEALTH SYSTEMS, INC.
Pro Forma Combined Statements of Income
Nine months ended September 30, 1996

                                             Omega         EyeCare       Garland          Pro Forma      Pro Forma
                                           Historical     Historical    Historical       Adjustments     Combined
                                           -----------    -----------   ---------       ------------   ------------
Center net revenues                        $17,786,930    $ 3,286,845   $ 754,402                       $21,828,177
Managed care revenues                       10,711,575                                                   10,711,575
Supply and equipment sales                   1,611,457                                                    1,611,457
Management and other revenues                  356,184                                                      356,184
                                           -----------    -----------   ---------       ------------   ------------
           Total revenues                   30,466,146      3,286,845     754,402                  0     34,507,393

Center operating expenses                   15,634,780      3,031,411     593,376 (1a)       178,658     18,828,664
                                                                                  (1b)        28,000
                                                                                  (2a)      (664,561)
                                                                                  (2b)        27,000
Eye care claims                              8,370,930                                                    8,370,930
Cost of sales                                1,130,475                                                    1,130,475
General and administrative expenses          4,250,094                                                    4,250,094
                                           -----------    -----------   ---------       ------------   ------------
           Earnings from operations          1,079,867        255,434     161,026            430,903      1,927,230
Interest expense                              (420,479)       (23,794)     (6,552)(3a)      (179,459)      (690,284)
                                                                                  (3b)       (64,000)
                                                                                   (4)         4,000
Other income (expense), net                    185,034                     (9,223)                          175,811
                                           -----------    -----------   ---------       ------------   ------------
           Earnings before income taxes        844,422        231,640     145,251            191,444      1,412,757

Income tax expense                                                                                                0
                                           -----------    -----------   ---------       ------------   ------------
           Earnings before minority
             interest in partnership           844,422        231,640     145,251            191,444      1,412,757
Minority interest in earnings of
  partnership                                  (14,594)                             (6)      (94,791)      (109,385)
                                           -----------    -----------   ---------       ------------   ------------
           Net earnings                    $   829,828    $   231,640   $ 145,251          $  96,653    $ 1,303,372
                                           ===========    ===========   =========       ============   ============
Net earnings per common share              $      0.13                                                  $      0.19
                                           ===========                                                  ===========
Weighted average shares outstanding          5,114,445                                                    5,800,160
                                           ===========                                                  ===========


See accompanying notes to pro forma condensed combined financial statements.

                           OMEGA HEALTH SYSTEMS, INC.
                    Notes to Pro Forma Financial Information
                                   (unaudited)

The accompanying pro forma combined financial information is intended to give effect to the acquisition by Omega Health Systems, Inc. ("Omega") of(a) substantially all of the net assets of EyeCare and SurgeryCenter of North Texas, P.A. and ECSC Retina, P.A. and a 75% interest in SurgEyeCare, Inc., an affiliated ambulatory surgery center (collectively, "EyeCare") and (b) certain assets of Paul E. Garland, M.D., P.A. and the outstanding capital stock of Capital Eye Surgery Center, Inc. (collectively, "Garland") and to give effect to the related management agreements between Omega and the EyeCare and Garland practices.

The pro forma financial statements should be read in conjunction with the historical financial statements of Omega Health Systems, Inc. and subsidiaries included in its annual report on Form 10-KSB for the year ended December 31, 1995 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, the combined historical financial statements of Garland included in Form 8-K/A dated as of March 12, 1996 and the combined financial statements of EyeCare included elsewhere herein.

The pro forma condensed combined statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1996 have been prepared assuming the transactions underlying the acquisitions described above and the related management agreements had been consummated as of the first day of each period presented. The pro forma condensed combined statements of income include the pro forma adjustments which, in the opinion of management, are required to adequately present the pro forma financial information. The pro forma condensed combined statements of income are not necessarily indicative of the results which would have been achieved had the transactions been consummated as of the dates indicated.

A pro forma balance sheet is not required because these transactions have been accounted for using the purchase method of accounting and the transactions are reflected in Omega's condensed consolidated balance sheet as of September 30, 1996 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

The following sets forth a description of the pro forma adjustments included in the pro forma statements of income:

(1a) This adjustment reflects the application of purchase accounting in connection with the acquisition of EyeCare and the resulting increase in depreciation and amortization.

(1b) This adjustment reflects the application of purchase accounting in connection with the acquisition of Garland and the resulting increase in depreciation and amortization.

(2a) This adjustment reflects the effect of the terms of the management agreements with the EyeCare practices on the cost of professional services.

(2b) This adjustment reflects the effect of the terms of the management agreement with the Garland practice on the cost of professional services.

                          OMEGA HEALTH SYSTEMS, INC.
                   Notes to Pro Forma Financial Information
                                 (continued)

(3a) This adjustment reflects the effect of financing costs of the SurgEyeCare component of the EyeCare transaction.

(3b) This adjustment reflects the effect of financing costs of the Garland acquisition.

(4)   This  adjustments   removes   from  the   pro  forma   condensed  combined
      statements of income the effect of items which are not related to the assets and liabilities acquired or assumed in the Garland transaction.

(5) This adjustment reflects the elimination of income tax expense (benefit) as Omega is in a net operating loss carryforward position.

(6) This adjustment reflects the minority interest in the net earnings of SurgEyeCare General Partnership, in which Omega acquired a 75% interest in connection with the EyeCare transactions.